UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2010
SANTARUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation or Organization)		Identification No.)
3721 Valley Centre Drive, Suite 400, San Diego, California 92130
(Address of Principal Executive Offices) (Zip Code)
(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Santarus, Inc. (“Santarus” or the “Company”) participated in a telephone conference on February 1, 2010 with Chief Judge Gregory M. Sleet of the United States District Court for the District of Delaware and other parties. The telephone conference was held to address Santarus’ motion for preliminary injunction, which was filed in mid-January 2010 and requested that the Court enjoin Par Pharmaceutical, Inc. (“Par”) from launching a generic version of Santarus’ Zegerid® Capsules in the event that the Court’s final ruling in the related pending patent infringement litigation has not been issued on or before expiration of the applicable 30-month stay of U.S. Food and Drug Administration (“FDA”) approval of Par’s generic product. The 30-month stay for Zegerid® Capsules is scheduled to expire on or about February 3, 2010.
     During the telephone conference, counsel for Par indicated that Par would be willing to agree not to launch its proposed generic version of Zegerid® Capsules pending the Court’s final ruling if Santarus agreed to post a bond that could be charged in the event the Court’s final ruling is in favor of Par. In such event, Par would also be required to establish that it suffered damages as a result of any delay in its launch. Alternatively, if the Court’s final ruling is in favor of Santarus, the bond would be discharged. There was no agreement on the amount or terms of a bond or whether a bond in any amount would be appropriate at this time, and the Court directed the parties to negotiate further in an attempt to reach agreement on such matters and to notify the Court of their progress.
     Santarus and the University of Missouri filed two lawsuits which were consolidated into the pending patent infringement litigation against Par in response to the Abbreviated New Drug Applications (“ANDAs”) submitted by Par with the FDA regarding Par’s intent to market generic versions of Santarus’ Zegerid® brand prescription products. The patents asserted in the litigation are U.S. Patent Nos. 6,645,988; 6,489,346; 6,699,885; 6,780,882; and 7,399,772. A bench trial for the litigation was held in July 2009. During the trial, the court ruled in favor of Santarus and the University of Missouri on the issue of infringement. Post-trial briefs were submitted in August 2009, and the Court has not yet ruled on Par’s defenses of invalidity and inequitable conduct.
     Santarus and the University of Missouri filed each of the original lawsuits against Par within the time period necessary to automatically stay, or bar, the FDA from approving Par’s ANDAs for 30 months or until a district court decision that is adverse to the patents, whichever is earlier. The 30-month stay applicable to Zegerid® Capsules expires on or about February 3, 2010, and the 30-month stay applicable to Zegerid® Powder for Oral Suspension expires in May/June 2010.
     Santarus is not able to predict whether it will be able to reach agreement with Par on the matters discussed in the telephone conference or the timing or resolution of the overall litigation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.
Date: February 1, 2010	By:	/s/ Gerald T. Proehl
	Name:	Gerald T. Proehl
	Title:	President and Chief Executive Officer